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                                                                   EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors
CIBER, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-81320-3, 33-87978, 33-88046, 33-88048, 33-88050, 333-15091,
333-25543, 333-25545, 333-59015 and 333-61287) and Form S-4 (No. 333-31905)
of CIBER, Inc. of our report dated August 16, 1999, relating to the balance sheet of Business Impact Systems, Inc., as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year then ended, which report appears in the Form 8-K/A of CIBER, Inc.


                                       KPMG LLP

Denver, Colorado
August 20, 1999